UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 27, 2019
GLOBUS MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35621 (Commission File Number)	04-3744954 (I.R.S. Employer Identification No.)

2560 General Armistead Avenue, Audubon, PA 19403
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (610) 930-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On June 27, 2019, Globus Medical, Inc. (the “Company”) announced the appointment of Keith W. Pfeil to serve as Senior Vice President, Chief Financial Officer of the Company, effective upon commencement of his employment with the Company on August 19, 2019. Mr. Pfeil will also serve as the Company’s principal financial officer and principal accounting officer. Daniel T. Scavilla will continue to serve as the Company’s Chief Financial Officer until August 19, 2019, after which he will serve as the Company’s Executive Vice President, Chief Commercial Officer. As of August 19, 2019, Steven M. Payne will no longer serve as the Company’s principal accounting officer and will continue in his role as the Company’s Vice President and Controller.

Mr. Pfeil joins the Company after almost 16 years at CSS Industries, a publicly traded consumer products company, in which he served in a number of financial leadership roles, most recently as Executive Vice President and Chief Financial Officer. Mr. Pfeil’s financial leadership experience includes experience with financial planning and analysis, internal audit and investor relations. Prior to CSS Industries, Mr. Pfeil worked in the transaction advisory practice of Ernst and Young LLP, and prior to that he worked in the assurance practices of KPMG LLP and Arthur Andersen LLP. Mr. Pfeil holds an Executive Masters of Business Administration from Saint Joseph’s University and a Bachelor of Science in accounting from Elizabethtown College.

Mr. Pfeil’s base salary will be $330,000 per year. Mr. Pfeil’s target bonus amount will be $200,000 under the Company’s non-equity incentive compensation program, which will be $100,000 for the 2019 fiscal year. In addition, Mr. Pfeil will be eligible to receive a stock option grant to purchase 40,000 shares of Class A Common Stock pursuant to the Company’s 2012 Equity Compensation Plan, contingent upon approval by the Compensation Committee of the Board of Directors. Mr. Pfeil will be eligible for reimbursement of relocation expenses of up to $50,000 in accordance with the Company’s relocation policy, which Mr. Pfeil must repay if he resigns or is terminated for cause within twenty-four (24) months from his start date.

There is no arrangement or understanding between Mr. Pfeil and any other persons pursuant to which Mr. Pfeil was appointed Chief Financial Officer. Mr. Pfeil does not have any family relationship with any director or other executive officer of the Company. There are no relationships between Mr. Pfeil and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K

A copy of our press release announcing Mr. Pfeil’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	June 27, 2019	/s/ DANIEL T. SCAVILLA

Daniel T. Scavilla
Executive Vice President,
Chief Financial Officer
Chief Commercial Officer